                                                                     EXHIBIT 99


FOR RELEASE ON JANUARY 15, 1997  1:15 PST

FOR MORE INFORMATION CONTACT:
Eric Keller or Kathy Marohl
(408) 325-2200

          ASPECT TELECOMMUNICATIONS ANNOUNCES RECORD FINANCIAL RESULTS
                     FOR FOURTH QUARTER AND FISCAL YEAR 1996

SAN JOSE, CA, JAN. 15, 1997 -- Aspect Telecommunications Corporation (Nasdaq:ASPT) reported today record financial results including new highs for net revenues, income from operations, net income and earnings per share for the quarter and year ended December 31, 1996.

Net revenues of $88.5 million for the quarter ended December 31, 1996 grew 46 percent compared to the same quarter of last year and grew 10 percent compared to the quarter ended September 30, 1996. Fourth quarter 1996 net income of $10.4 million increased 58 percent when compared to the same quarter last year and increased 8 percent when compared to the prior quarter of 1996. Fourth quarter results for 1995 included a $1.8 million charge ($0.04 per share) for purchased in-process technology related to the acquisition of TCS. Fully-diluted earnings per share of $0.40 for the fourth quarter of 1996 compares to $0.28 for the fourth quarter of last year and $0.38 for the prior quarter.

For the twelve months ended December 31, 1996, revenues were $308.7 million, up 55 percent compared to $199.0 million for the twelve months ended December 31, 1995. Net income increased to $37.6 million, up 57 percent from $24.0 million for the previous year. On a fully-diluted basis, earnings per share increased to $1.48 per share in 1996 from $1.03 in 1995.

"We are very pleased with these financial results, which reflect a year of exceptional growth and accomplishments for Aspect," stated James R. Carreker, the Company's chairman and chief executive officer.

All financial results for 1996 have been restated to reflect the acquisitions of Envoy Holdings Limited on September 30, 1996 and Prospect Software, Inc. on October 21, 1996. Both acquisitions were accounted for as pooling of interests. Results for 1995 have not been restated since the adjustments would not be material. The 1996 financial data also include the results of TCS Management Group, Inc. (TCS), which was acquired on October 31, 1995 and accounted for as a purchase transaction. Share and per share amounts contained in this release have not been adjusted for the two-for-one stock split announced on December 20, 1996, which will be effective on January 28, 1997.

Founded in 1985, Aspect Telecommunications is a global provider of comprehensive business solutions for mission-critical call centers. Aspect products include automatic call distributors, interactive response systems, management information and reporting tools, computer-telephony integration technology and call center planning and forecasting packages. Aspect also provides services vital to call center environments, including business applications consulting, systems integration and training. World headquarters are located in San Jose, California. For additional information, visit Aspect on the World Wide Web at http://www.aspect.com.

Note: Aspect Telecommunications and the Aspect logo are registered trademarks of Aspect Telecommunications Corporation.

                                - tables follow -
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                      ASPECT TELECOMMUNICATIONS CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)


                                                       Three Months Ended                          Twelve Months Ended
                                                  -------------------------------          -------------------------------
                                                           December 31,                               December 31,
                                                    (unaudited)      (unaudited)
                                                      1996 (a)         1995 (a)               1996 (a)          1995 (a)
                                                  --------------    -------------          -------------    --------------
Net revenues:
  Product                                               $64,967          $45,793               $230,539          $148,436
  Customer support                                       23,582           14,925                 78,164            50,536
                                                  --------------    -------------          -------------    --------------
Total net revenues                                       88,549           60,718                308,703           198,972
Cost of revenues:
  Cost of product revenues                               22,527           16,036                 77,374            52,007
  Cost of customer support revenues                      16,936           10,344                 56,548            35,369
                                                  --------------    -------------          -------------    --------------
Total cost of revenues                                   39,463           26,380                133,922            87,376
                                                  --------------    -------------          -------------    --------------
Gross margin                                             49,086           34,338                174,781           111,596

Operating expenses:
  Research and development                                9,990            6,793                 34,585            23,450
  Selling, general and administrative                    23,596           15,700                 82,478            50,726
  Purchased in-process technology                             -            1,800                      -             1,800
                                                  --------------    -------------          -------------    --------------
Total operating expenses                                 33,586           24,293                117,063            75,976
                                                  --------------    -------------          -------------    --------------

Income from operations                                   15,500           10,045                 57,718            35,620
Interest income, net                                      1,077              449                  2,110             2,461
                                                  --------------    -------------          -------------    --------------

Income before income taxes                               16,577           10,494                 59,828            38,081
Provision for income taxes                                6,133            3,883                 22,195            14,090
                                                  --------------    -------------          -------------    --------------

Net income                                              $10,444         $  6,611              $  37,633         $  23,991
                                                  ==============    =============          =============    ==============


Primary earnings per share:
   Net income per share                                 $  0.40         $   0.30              $    1.58         $    1.10
                                                  ==============    =============          =============    ==============
   Shares used in per share computations (b)             25,809           22,409                 23,849            21,846
                                                  ==============    =============          =============    ==============


Fully diluted earnings per share:
   Net income per share                                 $  0.40         $   0.28              $    1.48         $    1.03
                                                  ==============    =============          =============    ==============
   Shares used in per share computations (b)             26,449           25,266                 26,370            25,102
                                                  ==============    =============          =============    ==============


(a) Amounts for 1996 include Envoy Holdings Limited and Prospect Software, Inc., which Aspect acquired on September 30, 1996 and October 21, 1996, respectively. Amounts for 1995 have not been restated since the adjustments would not be material.

(b) Does not reflect the two-for-one stock split, which will be effective January 28, 1997.






                     ASPECT TELECOMMUNICATIONS CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                                   December 31,            December 31,
                                                                     1996 (a)                1995 (a)
                                                               --------------------        -------------
Assets
Current assets:
   Cash, cash equivalents and short-term investments                      $115,797            $  93,633
   Accounts receivable, net                                                 53,211               39,291
   Inventories                                                              15,485               11,051
   Other current assets                                                     14,731                8,699
                                                               --------------------        -------------
      Total current assets                                                 199,224              152,674

Property and equipment, net                                                 51,348               28,418
Other assets                                                                 3,633                3,374
Intangible assets, net                                                      28,888               31,405
                                                               --------------------        -------------
Total assets                                                              $283,093             $215,871
                                                               ====================        =============


Liabilities and shareholders' equity
Current liabilities:
   Accounts payable                                                       $  8,187             $ 11,142
   Accrued liabilities                                                      31,477               23,669
   Customer deposits and deferred revenue                                   19,481                9,275
                                                               --------------------        -------------
     Total current liabilities                                              59,145               44,086

Convertible subordinated debentures                                              -               55,000
Note payable                                                                 4,500                4,500
Shareholders' equity                                                       219,448              112,285
                                                               --------------------        -------------
Total liabilities and shareholders' equity                                $283,093             $215,871
                                                               ====================        =============


(a) Amounts for 1996 include Envoy Holdings Limited and Prospect Software, Inc., which Aspect acquired on September 30, 1996 and October 21, 1996, respectively. Amounts for 1995 have not been restated since the adjustments would not be material.